EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

Christopher Curtis

Vice President, Corporate Affairs

Rewards Network Inc.

(312) 521-6754

Rewards Network Inc. Reports Third Quarter Results

Chicago, IL October 25, 2006 — Rewards Network Inc. (AMEX: IRN), a leading provider of marketing services and loyalty programs to the restaurant industry, today reported its financial results for the third quarter ended September 30, 2006.

Third Quarter Comparisons:

•	Sales of $60.4 million in 2006, versus $70.3 million in 2005

•	Net revenues of $19.1 million in 2006, versus $17.8 million in 2005

•	Net loss of $0.4 million or $0.02 per share in 2006, versus a net loss of $0.5 million or $0.02 per share in 2005

Despite a decline in sales due to a lower restaurant count, net revenues increased. The Company’s net loss for the quarter was caused primarily by an increase in litigation-related professional fees.

Year-To-Date Comparisons:

•	Sales of $194.3 million in 2006, versus $218.1 million in 2005

•	Net revenues of $64.3 million in 2006, versus $52.4 million in 2005

•	Net income of $4.0 million or $0.15 per diluted share in 2006, versus a net loss of $2.7 million or $0.10 per share in 2005

The increases in net revenue for both the quarter and year-to-date are attributed primarily to management’s focus on the underlying economics of deals with participating restaurants, resulting in higher sales yields, faster expected consumption of dining credits by the Company’s members, and a lower provision for losses.

“Our financial performance throughout 2006 reflects our continued focus on the value drivers of this business,” said Ron Blake, Rewards Network’s President and Chief Executive Officer. “We continue to build for the future by developing a strong portfolio of restaurants, engaging our member base, and streamlining our business to capitalize on growth opportunities.”

Webcast Information

Management will host a conference call at 5:00 pm Eastern Time on Wednesday, October 25, 2006. Participants are invited to join a live webcast of the call, which may be accessed by visiting the Investor Relations section of the Rewards Network website at www.rewardsnetwork.com. The webcast is also available at www.streetevents.com and www.earnings.com. Participants should log on at least 10 minutes prior to the webcast to register and download any necessary software. If you are unable to participate during the live webcast, a replay of the call will be archived on the Company’s website. Alternatively, a dial-in replay is available through November 24, 2006, by dialing 1-888-843-8996 or 1-630-652-3044, using the conference ID number, 15905393.

October 25, 2006	Page 1 of 6

- more -

About Rewards Network

Rewards Network (AMEX:IRN), headquartered in Chicago, Illinois, is a leading provider of marketing services and loyalty programs to the restaurant industry. Thousands of participating restaurants and other merchants across North America benefit from the Company’s extensive email, internet and print marketing efforts; member ratings/feedback and other business intelligence; customer loyalty programs; and access to capital through the purchase of dining credits. In conjunction with leading airline frequent flyer programs, club memberships, and other affinity organizations, Rewards Network provides over three million members with incentives, including airline miles, loyalty/reward program points, and Cashback Rewards(SM) savings. Additional details about Rewards Network can be found at www.rewardsnetwork.com or by calling 1-877-491-3463.

Safe Harbor Statement

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) adverse determination of lawsuits in which we are a defendant that may result in liability and/or adversely impact the way in which we conduct business, (ii) a class action lawsuit that, based on the court’s summary judgment opinion, may result in substantial monetary damages as well as restrictions on and changes to how we conduct our business, (iii) our dependence on our relationships with airlines and other reward program partners for a significant number of members, (iv) the concentration of a significant amount of our rewards currency in one industry group, the airline industry, (v) our minimum purchase obligations and performance requirements, (vi) our inability to attract and retain merchants, (vii) our inability to attract and retain members, (viii) adverse consequences of changes in our programs that affect the rate of rewards received by members, (ix) our inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (x) changes to payment card association rules and practices, (xi) our dependence upon our relationships with payment card issuers, transaction processors, presenters and aggregators, (xii) network interruptions or processing errors, (xiii) our susceptibility to a changing regulatory environment, (xiv) increased operating costs due to privacy concerns of our marketing partners, payment card processors and the public, (xv) the failure of our security measures, (xvi) the risk that our members will not be able to use the dining credits we purchase from a merchant, (xvii) economic changes, (xviii) an adverse change in our loss experience related to dining credits, (xix) the loss of key personnel, (xx) increasing competition, (xxi) our inability to obtain sufficient cash, and (xxii) the failure of our expansion into Canada. A more detailed description of the factors that, among others, should be considered in evaluating our outlook can be found in the company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 and annual report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise, except as required by law.

October 25, 2006	Page 2 of 6

Rewards Network Inc. and Subsidiaries

- unaudited -

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2006	% of Sales	2005	% of Sales	2006	% of Sales	2005	% of Sales
Sales	$60,389	100.00%	$70,317	100.00%	$194,347	100.00%	$218,122	100.00%

Cost of sales	30,802	51.01%	36,709	52.21%	100,488	51.71%	111,572	51.15%
Provision for losses	1,682	2.79%	7,024	9.99%	2,379	1.22%	19,782	9.07%
Member benefits	8,812	14.59%	8,831	12.56%	27,211	14.00%	34,382	15.76%

Net revenues	19,093	31.62%	17,753	25.25%	64,269	33.07%	52,386	24.02%

Membership fees and other income	504	0.83%	680	0.97%	1,624	0.84%	2,180	1.00%

Total operating revenues	19,597	32.45%	18,433	26.21%	65,893	33.90%	54,566	25.02%

Operating expenses:
Salaries and benefits	5,626	9.32%	4,610	6.56%	17,535	9.02%	14,149	6.49%
Sales commission and expenses	4,452	7.37%	5,948	8.46%	13,838	7.12%	16,144	7.40%
Professional fees	4,038	6.69%	1,880	2.67%	8,162	4.20%	5,640	2.59%
Member & merchant marketing	1,429	2.37%	1,699	2.42%	3,800	1.96%	4,470	2.05%
Goodwill impairment	0	0.00%	0	0.00%	0	0.00%	1,554	0.71%
General and administrative	4,881	8.08%	4,064	5.78%	14,837	7.63%	14,855	6.81%
Patent litigation settlement	0	0.00%	0	0.00%	1,000	0.05%	0	0.00%

Total operating expenses	20,426	33.82%	18,201	25.88%	59,172	30.45%	56,812	26.05%

Operating (loss) income	(829)	-1.37%	232	0.33%	6,721	3.46%	(2,246)	-1.03%

Other (income) expenses, net	(56)	-0.09%	895	1.27%	246	0.13%	2,176	1.00%

(Loss) income before income tax provision	(773)	-1.28%	(663)	-0.94%	6,475	3.33%	(4,422)	-2.02%

Income tax (benefit) provision	(365)	-0.60%	(179)	-0.25%	2,463	1.27%	(1,710)	-0.78%

Net (loss) income	(408)	-0.68%	(484)	-0.69%	4,012	2.06%	(2,712)	-1.24%

Net (loss) income per share
Basic	$(0.02)		$(0.02)		$0.15		$(0.10)
Diluted	$(0.02)		$(0.02)		$0.15		$(0.10)
Weighted average number of common and common equivalent shares
Basic	26,725		26,292		26,663		26,058
Diluted	26,725		26,292		26,884		26,058

October 25, 2006	Page 3 of 6

Rewards Network Inc. and Subsidiaries

- unaudited -

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Three months ended September 30, 2006			Three months ended September 30, 2005
	Marketing Credits Program	Marketing Services Program	Total	Marketing Credits Program	Marketing Services Program	Total
Number of qualified transactions	1,659	697	2,356	2,079	505	2,584
Average transaction amount	$47.08	$47.90	$47.32	$45.16	$50.51	$46.21

Qualified transaction amounts	$78,105	$33,384	$111,489	$93,887	$25,508	$119,395
Sales yield	70.1%	16.9%	54.2%	69.8%	18.8%	58.9%
Sales	$54,733	$5,656	$60,389	$65,533	$4,784	$70,317

Cost of dining credits	$30,347	—	$30,347	$36,297	—	$36,297
Processing fees	319	136	455	$324	$88	$412

Total cost of sales	$30,666	$136	$30,802	$36,621	$88	$36,709

Provision for losses	$1,682	—	$1,682	$7,024	—	$7,024

Total member benefits	$6,281	$2,531	$8,812	$7,161	$1,670	$8,831

Net revenues	$16,104	$2,989	$19,093	$14,727	$3,026	$17,753

	Nine months ended September 30, 2006			Nine months ended September 30, 2005
	Marketing Credits Program	Marketing Services Program	Total	Marketing Credits Program	Marketing Services Program	Total
Number of qualified transactions	5,376	1,991	7,367	6,243	1,407	7,650
Average transaction amount	$47.59	$48.48	$47.83	$45.95	$53.80	$47.40

Qualified transaction amounts	$255,828	$96,527	$352,355	$286,876	$75,698	$362,574
Sales yield	69.7%	16.6%	55.2%	70.6%	20.7%	60.2%
Sales	$178,298	$16,049	$194,347	$202,477	$15,645	$218,122

Cost of dining credits	$99,301	—	$99,301	$110,398	—	$110,398
Processing fees	$862	$325	$1,187	$929	$245	$1,174

Total cost of sales	$100,163	$325	$100,488	$111,327	$245	$111,572

Provision for losses	$2,379	—	$2,379	$19,782	—	$19,782

Total member benefits	$20,104	$7,107	$27,211	$27,746	$6,636	$34,382

Net revenues	$55,652	$8,617	$64,269	$43,622	$8,764	$52,386

October 25, 2006	Page 4 of 6

Rewards Network Inc. and Subsidiaries

- unaudited -

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

Definitions:

Qualified transaction amounts:	Represents the total dollar value of member transactions at participating merchants when a benefit is offered. Qualified transaction amounts are divided by the number of qualified transactions to arrive at the average transaction amount.

Sales yield:	Represents the percentage of qualified transaction amounts that Rewards Network reports as revenue. The percentage is based on each agreement between the merchant and Rewards Network.

Cost of dining credits:	Represents the amount of dining credits, at cost, redeemed by members when transacting at participating merchants when a benefit is offered. Under the Company’s Marketing Services Program, no dining credits are purchased by Rewards Network.

Provision for losses:	Represents the current period expense necessary to maintain an appropriate reserve against the Company’s dining credits portfolio. No provision applies to the Marketing Services Program, as the Company does not purchase dining credits under that program.

Total member benefits:	Represents the dollar value of benefits paid to members in Cashback RewardsSM savings, airline miles, or other benefit currencies, for dining at participating merchants.

Selected Balance Sheet and Cash Flow Information	September 30, 2006	December 31, 2005
Cash and cash equivalents	$64,560	$31,585
Short-term securities available for sale	20,000	—
Dining credits	89,724	142,218
Allowance for doubtful dining credits accounts	(11,796)	(21,192)
Excess of cost over net assets acquired	8,117	8,117
Total assets	199,231	190,887

Accounts payable - dining credits	6,548	8,434
Outstanding debt	70,000	70,000
Stockholders’ equity	101,855	94,188

	Nine months ended September 30,
	2006	2005
Net cash provided by (used in):
Operations	$55,064	$(1,065)
Investing	$(23,311)	$5,438
Financing	$1,101	$1,050

October 25, 2006	Page 5 of 6

Rewards Network Inc. and Subsidiaries

- unaudited -

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Q3 2006	Q2 2006	Q1 2006	Q4 2005	Q3 2005
Sales Statistic Trends:
Marketing Credits Program sales	$54,733	$61,002	$62,571	$63,994	$65,533
Marketing Services Program sales	5,656	5,354	5,031	5,029	4,784

Total sales	$60,389	$66,356	$67,602	$69,023	$70,317

Sequential Percentage Change
Marketing Credits Program sales	-10.3%	-2.5%	-2.2%	-2.3%	-3.2%
Marketing Services Program sales	5.6%	6.4%	0.0%	5.1%	-10.7%
Total sales	-9.0%	-1.8%	-2.1%	-1.8%	-3.7%

Merchant Count Trends (period ending):
Marketing Credits Program merchants	6,285	6,834	7,362	7,955	8,464
Marketing Services Program merchants	2,341	2,307	2,160	2,002	1,795

Total merchants	8,626	9,141	9,522	9,957	10,259

Sequential Percentage Change
Marketing Credits Program merchants	-8.0%	-7.2%	-7.5%	-6.0%	-3.4%
Marketing Services Program merchants	1.5%	6.8%	7.9%	11.5%	11.4%
Total merchants	-5.6%	-4.0%	-4.4%	-2.9%	-1.1%

Qualified Transaction Amounts Trends:
Marketing Credits Program	$78,105	$87,406	$90,380	$92,702	$93,887
Marketing Services Program	33,384	32,624	30,456	29,367	25,508

Total qualified transaction amounts	$111,489	$120,030	$120,836	$122,069	$119,395

Sequential Percentage Change
Marketing Credits Program	-10.6%	-3.3%	-2.5%	-1.3%	-2.4%
Marketing Services Program	2.3%	7.1%	3.7%	15.1%	-1.8%
Total qualified transaction amounts	-7.1%	-0.7%	-1.0%	2.2%	-2.3%

Sales Yield Trends:
Marketing Credits Program sales yield	70.1%	69.8%	69.2%	69.0%	69.8%
Marketing Services Program sales yield	16.9%	16.4%	16.5%	17.1%	18.8%
Total sales yield	54.2%	55.3%	55.9%	56.5%	58.9%

Member Activity Trends:
Member accounts active last 12 months	3,232	3,507	3,473	3,427	3,493
Number of qualified transactions during quarter	2,356	2,475	2,536	2,514	2,584

Cost of Dining Credits Trends:
Cost of dining credits	$30,347	$34,025	$34,943	$35,623	$36,297
Cost as % of Marketing Credits Program sales	55.4%	55.8%	55.8%	55.7%	55.4%

Dining Credits Portfolio and Allowance Trends:
Ending gross dining credits portfolio	$89,724	$102,629	$119,532	$142,218	$161,976
Net write-offs (gross write-offs less recoveries)	$4,947	$3,851	$3,738	$7,171	$6,456
Ending allowance for dining credits losses	$11,796	$14,902	$18,042	$21,192	$25,710
Allowance as % of gross dining credits	13.1%	14.5%	15.1%	14.9%	15.9%
Estimated months to consume dining credits *	8.9	9.0	10.3	12.0	13.4

*	Calculated as Ending Gross Dining Credits Portfolio / (Quarterly Cost of Dining Credits / 3)

October 25, 2006	Page 6 of 6